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                                                                       EXHIBIT 1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33 - 37175) of Santa Fe Energy Resources, Inc. of our report dated June 24, 1994 appearing on page 4 of the Annual Report of the Santa Fe Energy Resources Savings Investment Plan on Form 11-K for the year ended December 31, 1993.

PRICE WATERHOUSE
Houston, Texas
June 29, 1994